UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-A/A

(Amendment No. 2)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CSX Corporation

(Exact name of registrant as specified in its charter)

Virginia	62-1051971
(State of incorporation or organization)	(IRS employer identification no.)

500 Water Street 15th Floor Jacksonville, Florida	32202
(Address of principal executive offices)	(Zip code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Preferred Share Purchase Rights	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to be Registered.

The Registrant hereby amends Item 1 of Amendment No. 1 to Form 8-A as set forth below.

The last sentence of the first paragraph is amended and restated in its entirety as follows:

“The description and terms of the Rights are set forth in a Rights Agreement, dated as of May 29, 1998, as amended by Amendment No. 1 to the Rights Agreement, dated as of June 27, 2000, and Amendment No. 2 to the Rights Agreement, dated as of October 9, 2003, collectively referred to as the ‘Rights Agreement,’ between the Company and Harris Trust and Savings Bank, as Rights Agent, referred to as the ‘Rights Agent.’”

The fourth paragraph is amended by changing the reference to “June 8, 2008” to “October 10, 2003.”

The Rights Agreement, dated as of May 29, 1998 (the “Rights Agreement”), between the Registrant and Harris Trust and Savings Bank, as Rights Agent, Amendment No. 1 to the Rights Agreement, dated as of June 27, 2000, Amendment No. 2 to the Rights Agreement, dated as of October 9, 2003, the Registrant’s Amended and Restated Articles of Incorporation and the press release issued by the Registrant on October 8, 2003 are filed as exhibits hereto and are incorporated herein by reference.

Item 2.	Exhibits.

3.1		Amended and Restated Articles of Incorporation of the Registrant (filed herewith).

4.1		Amended and Restated Articles of Incorporation of the Registrant (see Exhibit 3.1 hereto).

4.3	(a)	Rights Agreement, dated as of May 29, 1998, between Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A (File No. 1-8022) as filed with the Securities and Exchange Commission on June 28, 2000).

4.3	(b)	Amendment No. 1 to Rights Agreement, dated as of June 27, 2000, between the Registrant and Harris Trust and Savings Bank, as Rights Agent (incorporated by reference to Exhibit 3 to Amendment No. 1 to the Registrant’s Registration Statement on Form 8-A/A (File No. 1-8022) as filed with the Securities and Exchange Commission on June 28, 2000).

4.3	(c)	Amendment No. 2 to the Rights Agreement, dated as of October 9, 2003, between the Registrant and Harris Trust and Savings Bank, as Rights Agent (filed herewith).

99.1		Press release issued by the Registrant on October 8, 2003 (filed herewith).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: October 10, 2003	CSX CORPORATION (Registrant)

	By:	/s/ ELLEN M. FITZSIMMONS
Ellen M. Fitzsimmons Senior Vice President—Law, General Counsel and Corporate Secretary

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